United States Securities and Exchange Commission

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

September 10, 2007

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Date of Report

[Date of Earliest Event Reported]

LIPIDVIRO TECH, INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-49655	87-0678927
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

1338 South Foothill Blvd. #126

Salt Lake City, Utah 84108

(Address of Principal Executive Offices)

(801) 583-9900

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2007, Steven Keyser, the Chairman of the Board of Directors of the Company, sent an email to Dr. Linda Sharkus, terminating her non-director duties with the Company when it was discovered she had participated in financing efforts in which her own interests conflicted with the Company’s best interests.  She responded on September 17, 2007, with a letter outlining her disagreements regarding this termination, Exhibit 17, attached hereto and incorporated herein by reference.  See Item 9.01.

On or about September 27, 2007, a Notice of Special Meeting of the Board of Directors (the “Meeting”) was delivered to Dr. Sharkus and the other members of the Board of Directors.  The stated purpose of the Meeting was a vote to remove Dr. Sharkus from the Board as it was believed she had violated her fiduciary duty to the Company.

Upon learning of the Company’s intended action, Dr. Sharkus tendered a Letter of Resignation, including a letter outlining her disagreements, Exhibit 17.2 and 17.3, attached hereto and incorporated herein by reference.  See Item 9.01.

On October 2, 2007, the Board of Directors unanimously accepted her resignation at a meeting held on the same day.

On October 10, 2007, Dr. Sharkus was given the opportunity to withdraw objections in her various letters as the Company felt they contained inaccuracies. Dr. Sharkus elected not withdraw her objections.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Description

Exhibit No.

17.1                   Letter from Dr. Sharkus’s attorney regarding her disagreements with LipidViro Tech, Inc.

  17.2                    Letter from Dr. Sharkus’s attorney regarding her disagreements with LipidViro Tech, Inc. dated   September 27, 2007.

17.3                   Dr. Sharkus’s resignation dated October 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

LIPIDVIRO TECH, INC.

Date:	October 15, 2007	By:	/s/Kenneth P. Hamik
Kenneth P. Hamik, President, Chief Executive Officer and Director

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